                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CH2M HILL Companies, Ltd.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                          1999 FORM 10-K ANNUAL REPORT

                               TABLE OF CONTENTS

Notice of Annual Meeting
General Information.......................................................   1
Item 1--Election of Directors.............................................   3
Corporate Governance......................................................   5
    Committees of the Board...............................................   5
    Directors' Compensation...............................................   7
Security Ownership by Directors, Executive Officers and Certain
 Significant Shareholders.................................................   8
Report of the Compensation and Work Force Committee.......................   8
Compensation Committee Interlocks and Insider Participation...............   9
Executive Compensation
    Summary Compensation Table............................................  10
    Option Grants in the Last Fiscal Year.................................  11
    Fiscal Year-End Option Values.........................................  11
    1999 Long-Term Incentives.............................................  11
    Retirement Plans......................................................  12
    Stock Performance Graph...............................................  13
Certain Relationships and Related Transactions............................  13
Item 2--Payroll Deduction Stock Purchase Plan.............................  15
Item 3--Appointment of Independent Certified Public Accountant............  15
Item 4--Other Business....................................................  15
Section 16 (a) Beneficial Ownership Reporting Compliance..................  15
Shareholder Proposals for 2001 Annual Meeting.............................  16

                           CH2M HILL COMPANIES, LTD.

                            6060 South Willow Drive

                          Greenwood Village, CO 80111

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

-------------------------------------------------------------------------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CH2M HILL Companies, Ltd. will be held on Monday, May 8, 2000 at 11:00 A.M. Mountain Daylight Time, at CH2M HILL's headquarters, 6060 South Willow Drive, Greenwood Village, Colorado for the following purposes:

    1. To elect three Directors to serve for a three (3) year term expiring in 2003 until their successors are elected and qualified, and elect another Director to fulfill the remaining two years of the term vacated by a deceased member of the Board.

    2. To ratify the Payroll Deduction Stock Purchase Plan ("PDSPP"). The PDSPP is intended to attract, retain and motivate employees of CH2M HILL and CH2M HILL subsidiaries by providing such employees with means to acquire an ownership interest in CH2M HILL's common stock at a discount.

    3. To ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of CH2M HILL for the fiscal year ending December 31, 2000.

    4. To transact any other business which may properly come before the meeting at the time and place scheduled or, should the meeting be adjourned, at such time and place as it may be resumed.

  Only shareholders of record at the close of business on March 31, 2000 will be entitled to vote at this meeting or at any postponements or adjournments thereof.

  Your proxy is very important. You may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. Please see the accompanying instructions for more details on electronic and telephonic voting. The proxy is revocable at any time prior to its use and the giving of your proxy will not affect your right to vote the shares you hold in your name if you decide to attend and vote at the meeting.

  This notice is given pursuant to direction of the Board of Directors.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Samuel H. Iapalucci
                                          Samuel H. Iapalucci
                                          Chief Financial Officer and
                                           Corporate Secretary
                                          Greenwood Village, Colorado

                           CH2M HILL COMPANIES, LTD.

                            6060 South Willow Drive

                       Greenwood Village, Colorado 80111

-------------------------------------------------------------------------------

                                PROXY STATEMENT

-------------------------------------------------------------------------------

General Information

  This proxy statement is being furnished to shareholders of CH2M HILL Companies, Ltd. ("CH2M HILL") in connection with the solicitation of proxies for use at the 2000 Annual Meeting of Shareholders of CH2M HILL to be held on May 8, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The record date for determining shareholders entitled to vote at the 2000 Annual Meeting is March 31, 2000.

  This proxy statement and the accompanying materials are being mailed to shareholders on or about April 5, 2000.

What is the Purpose of the Annual Meeting?

  At our annual meeting, shareholders will have the opportunity to act upon the matters discussed in the accompanying Notice of Annual Meeting of Shareholders. In addition to customary items such as the election of directors and ratification of accountants, shareholders are being requested to approve the Payroll Deduction Stock Purchase Plan. CH2M HILL's management also will report on CH2M HILL financial results and respond to questions from shareholders.

What Information Will I Receive?

  We have included in this mailing a copy of the 1999 Annual Report to Shareholders on Form 10-K. The Annual Report includes audited financial statements for the fiscal year ending December 31, 1999 and other information about CH2M HILL. The Annual Report is not a part of the Proxy materials and it is not subject to Federal Securities Regulations 14A or 14C or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Who Can Attend the Meeting?

  All shareholders of record as of March 31, 2000, or their duly appointed proxies, may attend the meeting.

Who is Entitled to Vote?

  Only shareholders of record at the close of business on the record date, which was March 31, 2000, are entitled to vote at the meeting. Such shareholders will be able to vote only CH2M HILL shares of common stock that they held on the record date. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

  The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 29,539,260 shares of CH2M HILL's common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

  If you are a record holder of CH2M HILL shares as of March 31, 2000 and complete and properly sign the accompanying proxy card and return it as instructed on the card, it will be voted as you direct. You may also vote your shares on the internet at www.proxyvote.com or by using the telephone voting line at 1-800-690-6903. If you attend the meeting, you may deliver your completed proxy card in person.

Can I Change My Vote After I Return My Proxy Card?

  Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of CH2M HILL either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by the deadline. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Vote My Plan Shares?

  If you participate in the CH2M HILL Employee Stock Plan, or the CH2M HILL Retirement and Tax-Deferred Savings Plan ("401(k) Plan"), you have the right, if you choose, to instruct the trustee of each Plan in which you participate how to vote the shares of common stock credited to your Plan account as well as a pro-rata portion of common stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of a Plan should be made by completing and mailing the instruction card mailed to you with this proxy statement. The trustee of a Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustee no later than 5:00 p.m. Mountain Daylight Time on May 5, 2000. If you do not send instructions regarding the voting of common stock credited to your Plan account(s), such shares shall be voted pro rata to the voting instruction of other Plan participants. You may also revoke previously given instructions by filing with the trustee of a Plan no later than 5:00 p.m. Mountain Daylight Time on May 5, 2000 either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How will my proxy be voted?

  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors as discussed in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Automatic Data Processing, Inc. has been retained by CH2M HILL to act as the inspector of election for the meeting.

How are abstentions treated?

  A properly executed proxy marked "ABSTAIN," with respect to any matter will not be voted on that matter, although they will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention may have the effect of a negative vote.

How will proxies be solicited?

  Proxies will be solicited by mail. The cost of solicitation of the proxies will be paid by CH2M HILL. Officers, directors and regular employees of CH2M HILL, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. CH2M HILL has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

Item 1. Election of Directors

  The bylaws provide that the Board of Directors shall consist of at least nine and no more than thirteen directors and shall be subject to change pursuant to resolutions of the Board of Directors. The current number of directors is eleven. The bylaws provide that the directors shall be elected to three-year staggered terms by dividing the directors into three classes as equal in number as possible. At each annual meeting the same number of directors shall be elected for a three-year term as the number whose term expires. Each director shall serve until his respective successor is elected and qualified. A decrease in the number of directors shall not shorten the term of any incumbent director.

  Pursuant to CH2M HILL's bylaws, the Nominating Committee proposes Robert G. Card, Susan D. King and Ralph R. Peterson for election as directors for three year terms expiring in 2003 and until their successors are elected and qualified or their earlier retirement, death, resignation or removal. In addition, the Nominating Committee recommends that Joseph A. Ahearn be elected to complete Craig Zeien's remaining term, which expires in 2002. Robert G. Card, Susan D. King, Ralph R. Peterson and Joseph A. Ahearn will be standing for election. The four nominees who receive the most votes will be elected as directors. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. In the event that any of the four nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve.

Nominees for Election as Directors

  Joseph A. Ahearn, 63, has served as a Director of CH2M HILL for one previous term from May 1996 to April 1999, and as a Senior Vice President since 1995. Mr. Ahearn has served as President of the Transportation business of CH2M HILL, Inc. since 1996 and as the Eastern Regional Manager of CH2M HILL, Inc. from 1994 until 1996.

  Robert G. Card, 47, has served on the Board of Directors for two previous terms from 1992 to 1994 and from 1996 to 1998. Since 1997, Mr. Card has served as the President of Kaiser-Hill, LLC, the CH2M HILL joint venture company with Kaiser Group International, Inc. managing the Rocky Flats Project. Kaiser-Hill, LLC recently signed an extension contract with the U.S. Department of Energy for the closure of the Rocky Flats site, anticipated to be 2006. Mr. Card has also served as a Senior Vice President of CH2M HILL since 1995.

  Susan D. King, 44, has served as a Director of CH2M HILL since 1997. Ms. King has served as the Chief Financial Officer of Industrial Design Corporation since 1993, and as its Secretary and Treasurer since 1995.

  Ralph R. Peterson, 55, has served as President and Chief Executive Officer of CH2M HILL since 1991. Mr. Peterson also serves as a Director of Kaiser-Hill, LLC and of Standard Insurance Company.

The Board of Directors recommends a vote FOR the above nominees for election as directors.

Continuing Directors

  Philip G. Hall, 58, has served as Chairman of the Board of Directors of CH2M HILL since 1992, and as a director since 1987. Mr. Hall has served as Senior Vice President of CH2M HILL since 1995, and as its Southwest Regional Manager since 1997.

  James J. Ferris, 56, has served as a Director of CH2M HILL since 1998, and as a Senior Vice President since 1995. Dr. Ferris has served as President of the Energy, Environment and Systems business since 1995 and President of CH2M HILL Constructors, Inc. since 1994. He served as President and Chief Executive Officer of Ebasco Environmental from 1989 until 1994. Dr. Ferris also serves as a director of Kaiser-Hill, LLC.

  Jerry D. Geist, 65, has served as a Director of CH2M HILL since 1989. Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1990 through 1999. Mr. Geist is also Chairman and CEO of Energy & Technology Company, Ltd. and he serves on the Board of Directors of the Davis Family of Mutual Funds.

  Michael D. Kennedy, 50, has served as a Director of CH2M HILL since 1998 and as a Senior Vice President since 1995. Mr. Kennedy served as the Northwest Regional Manager of CH2M HILL, Inc. from 1993 to 1998. Mr. Kennedy served as the Portland Regional Manager of CH2M HILL, Inc. from 1987 until 1992 and the Western Regional Business Development Director from 1992 until 1993.

  Michael Y. Marcussen, 47, has served as a Director of CH2M HILL since 1998. Mr. Marcussen has served as the European Manager for CH2M HILL IDC Industrial Ltd., Dublin, Ireland since 1997 and has been an employee of Industrial Design Corporation since 1993.

  Jill T. Shapiro Sideman, 60, has served as a Director since 1999 and has served as a Vice President and Client Service Manager of CH2M HILL, Inc. since 1993.

  Barry L. Williams, 55, has served as a Director of CH2M HILL since 1995. He has been President of Williams Pacific Ventures, Inc., a consulting firm, since 1987. Mr. Williams has served as Senior Mediator for JAMS/Endispute since 1993 and a visiting lecturer for the Haas Graduate School of Business, University of California since 1993. Mr. Williams has acted as a general partner of WDG, a California limited partnership, since 1987 and a general partner of Oakland Coliseum Joint Venture since 1998. He also serves on the board of directors of PG&E, Corp., Northwestern Mutual Life Insurance Company, Newhall Land & Farming Company, Simpson Manufacturing Company, USA Group, Inc., R.H. Donnelly & Co. and several not-for-profit organizations.

Other Executive Officers

  Kenneth F. Durant, 62, served as a Director of CH2M HILL from May 1995 to April 1999 and as a Senior Vice President since 1997. Mr. Durant has served as the President of Industrial Design Corporation, a subsidiary of CH2M HILL, since its formation in 1985.

  Donald S. Evans, 49, served as a Director of CH2M HILL from May 1997 to April 1999 and as a Senior Vice President since 1997. Mr. Evans has served as the President of the Water business and the Operations and Maintenance business since 1985.

  Samuel H. Iapalucci, 47, has served as Senior Vice President, Chief Financial Officer and Secretary of CH2M HILL since 1994.

  E. Kent Robinson, 60, has served as a Senior Vice President of CH2M HILL, Inc. since 1995.

  CH2M HILL's executive officers are Joseph A. Ahearn, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Philip G. Hall, Samuel H. Iapalucci, Michael
D. Kennedy, Ralph R. Peterson and E. Kent Robinson.

Corporate Governance

  During the year ended December 31, 1999 ("Fiscal 1999"), the Board of Directors held five meetings. Average attendance at such meetings of the Board of Directors was 100%. During Fiscal 1999, all Directors attended at least 99% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

Committees of the Board

  The Board of Directors has various standing committees, which are discussed below.

Audit and Finance Committee

  The Audit and Finance Committee held four meetings during Fiscal 1999. The current members are Robert W. Bailey, Ralph F. Cox, Donald S. Evans, Jerry D. Geist, Philip G. Hall, Susan D. King, Katherine M. Lombardo, Michael Y. Marcussen, Ralph R. Peterson, Jill T. Shapiro Sideman and Barry L. Williams (Chairman).

  The Audit and Finance Committee is primarily concerned with CH2M HILL's financial processes and internal control environment. Its responsibilities include (i) reviewing and evaluating the work and performance of CH2M HILL's internal auditors and its independent accountants and making recommendations to the Board of Directors regarding the selection of CH2M HILL's independent accountants; (ii) conferring with CH2M HILL's independent accountants and its internal auditors and financial officers to monitor CH2M HILL's internal accounting methods and procedures and evaluating any recommended changes therefrom; (iii) reviewing legislative or other business environment change conditions which could have a noticeable impact on CH2M HILL's financial controls and future operations; (iv) reviewing all acquisitions and/or investments that are valued in excess of $0.5 million; (v) reviewing all capital expenditures with unit costs of $0.5 million or more and monitoring capital expenditures relative to annual capital plans; and (vi) monitoring various financial measurement for the Company relative to established financial policies.

Compensation and Work Force Committee

  The Compensation and Work Force Committee held four meetings during Fiscal 1999. The current members are Joseph A. Ahearn, Ralph F. Cox, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Jerry D. Geist (Chairman), Philip G. Hall, Ralph R. Peterson and Barry L. Williams. Ralph F. Cox serves as the consultant to the committee and actively participates in committee meetings on a regular basis.

  The Compensation and Work Force Committee, in addition to other responsibilities, is responsible for the executive compensation programs, including the Chief Executive Officer, Chairman of the Board and the executive officers, and recommending to the Board of Directors the amount of awards to be made to the Chief Executive Officer, Chairman of the Board, and the executive officers. The outside compensation consultants who advise the Committee and management on compensation matters will be selected by the Committee.

  Total compensation for CH2M HILL executive officers consists of salary, annual cash and stock bonuses and long-term incentives, which include stock options and a long-term incentive bonus of cash and stock. The annual bonus and long-term incentives introduce risk to the total executive compensation programs. These compensation plans are variable, may fluctuate significantly from year to year, and are directly tied to company and individual performance.

  The Committee annually reviews the competitiveness of CH2M HILL's executive compensation programs within the industries in which it competes--Water, Environmental, Microelectronics, Transportation, Operations/Maintenance and Construction. CH2M HILL targets a level of total compensation of its competitor group for like positions and like performance.

  The Committee will review executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m); however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M HILL. The Committee will reexamine this policy on an ongoing basis.

  The Compensation and Work Force Committee is also responsible for issuing reports required by the Securities and Exchange Commission regarding CH2M HILL's compensation policies applicable to the Chief Executive Officer and the four other most highly compensated executive officers.

Executive Committee

  The Executive Committee held two meetings during Fiscal 1999. The current members are Kenneth F. Durant, Jerry D. Geist, Philip G. Hall (Chairman), Ralph R. Peterson and Barry L. Williams. Ralph F. Cox is a non-voting participant and consultant to the committee and actively participates in committee meetings on a regular basis. The Executive Committee, except as limited by Oregon law, may exercise any of the powers and perform any of the duties of the Board of Directors if delegated by the Board of Directors.

Nominating Committee

  The Nominating Committee held two meetings during Fiscal 1999. The current members are Kenneth F. Durant, Philip G. Hall (Chairman), Joan M. Miller, Ralph R. Peterson, and Cliff G. Thompson. The Nominating Committee's responsibilities include: (i) establishing a procedure for identifying nominees for election as directors to the Board of Directors; (ii) reviewing and recommending to the Board of Directors criteria for membership on the Board and; (iii) proposing nominees to fill vacancies on the Board of Directors as they occur. CH2M HILL's by-laws provide that shareholders may nominate directors outside of the Nominating Committee process.

Ownership and Incentive Compensation Committee

  The Ownership and Incentive Compensation Committee held four meetings during Fiscal 1999. The current members are Joseph A. Ahearn, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Steven D. Guttenplan, Philip G. Hall, Michael D. Kennedy (Chairman), Susan D. King, Michael Y. Marcussen, Ralph R. Peterson, Jill T. Shapiro Sideman and Cliff G. Thompson.

  The Ownership and Incentive Compensation Committee's responsibilities include: (i) the development of policies and procedures for the Board of Directors approval governing the ownership and incentive compensation programs for CH2M HILL; (ii) monitoring the stock ownership program; (iii) the utilization of funds for employee incentive plans; (iv) monitoring the long-term incentive program; (v) monitoring the activities of, and acting on recommendations from, the Stock Option Management Committee; (vi) acting in synergy with the Compensation and Work Force Committee to support their approvals of executive compensation; (vii) acting in synergy with the Audit and Finance Committee, and as an extension of the Board of Directors, to oversee the application of the policies and procedures; (viii) recommending Board of Director action as appropriate to achieve CH2M HILL's mission and goals.

Strategic Planning Group

  The Strategic Planning Group held two meetings during Fiscal 1999. The current members are Joseph A. Ahearn, Keith Alexander, Ralph F. Cox, Kenneth
F. Durant, Donald S. Evans, James J. Ferris, Jerry D. Geist, Philip G. Hall (Chairman), Samuel H. Iapalucci, Michael D. Kennedy, Susan D. King, Michael Y. Marcussen, Ralph R. Peterson, E. Kent Robinson, Jill T. Shapiro Sideman and Barry L. Williams. The Strategic Planning Group's responsibilities include reviewing the long-range plans of CH2M HILL.

Outside Director Search/Review Committee

  The Outside Director Search/Review Committee held five meetings during Fiscal 1999. The current members are Keith Alexander, James J. Ferris, Jerry
D. Geist, Philip G. Hall (Chairman), Susan D. King, Ralph R. Peterson and Barry Williams. The Outside Director Search/Review Committee's responsibilities include seeking qualified candidates for director who are not employees of CH2M HILL and whose backgrounds and expertise will add valuable skills and perspectives to the Board of Directors.

Directors' Compensation

  Non-employee directors of CH2M HILL receive an annual retainer of $21,000 and an additional $4,000 for each committee on which they serve as the chairman. CH2M HILL also pays non-employee directors a meeting fee of $1,000 for attendance at each Board of Directors meeting and $1,000 per day for attendance at committee meetings. Directors are reimbursed for expenses incurred in connection with attendance at meetings and other CH2M HILL functions. Non-employee directors are eligible to receive a discretionary cash bonus, which for 1999 was $12,600.

Security Ownership of Certain Shareholders and Management

  The following tables set forth information regarding the ownership of all classes of CH2M HILL's securities as of March 31, 2000, by (a) any person or group known to have ownership of more than five percent of the common stock and (b) beneficial ownership by directors and executive officers individually and as a group.

Security Ownership of Certain Shareholders

  The following table presents information as of March 31, 2000, concerning the only known shareholder who owns five percent or more of common stock.

                                                   Title
                                                     of    Number of    Percent
Name and Address of Shareholder                    Class  Shares Held   of Class
-------------------------------                    ------ ------------  --------
Trustees of the CH2M HILL Employee Stock Plan..... Common 10,946,010(1)   37.1%
 6060 S. Willow Dr.
 Greenwood Village, CO 80111

--------
(1) Common shares are held of record by the Trustees for the accounts of participants in the Employee Stock Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted in the same proportions.

Security Ownership of Directors, Director Nominees and Executive Officers

  The following table sets forth information as of March 31, 2000 as to the beneficial ownership of CH2M HILL's equity securities by each director, director nominee, executive officer and by all directors, director nominees, and executive officers as a group. None of the individuals listed below owns more than one percent of the outstanding shares of CH2M HILL. As a group, all directors, director nominees, and executive officers own six percent of the outstanding shares of CH2M HILL.

                                               Common                   Total
                                                Stock   Common Stock   Common
                                                Held        Held        Stock
Name of Beneficial Owner                      Directly  Indirectly(1)   Held
------------------------                      --------- ------------- ---------
Joseph A. Ahearn............................     44,002      3,501       47,503
Robert G. Card..............................    128,300     29,287      157,587
Kenneth F. Durant...........................    250,622     27,733      278,355
Donald S. Evans.............................    194,406        511      194,917
James J. Ferris.............................     73,174      3,158       76,332
Jerry D. Geist..............................        --         --           --
Philip G. Hall..............................    256,940     32,225      289,165
Samuel H. Iapalucci.........................     77,639      3,077       80,716
Michael D. Kennedy..........................     76,957     17,793       94,750
Susan D. King...............................     63,778      7,525       71,303
Michael D. Marcussen........................     13,420        --        13,420
Ralph R. Peterson...........................    279,515     30,570      310,085
E. Kent Robinson............................    104,529     16,746      121,275
Jill T. Shapiro Sideman.....................     15,035      5,448       20,483
Barry L. Williams...........................        --         --           --
All directors, director nominees, and
 executive officers as a group (15 people)..  1,578,317    177,574    1,755,891

--------
(1) Includes common stock held through the Employee Stock Plan, the 401(k) Plan, and the deferred compensation plan trusts. Shares are vested, except for shares held indirectly by Mr. Iapalucci, who indirectly holds 312 unvested shares.

Report Of Compensation and Work Force Committee on Executive Compensation

  Since its inception, CH2M HILL has been an employee-owned company. CH2M HILL's compensation policies, plans and programs are designed to attract, retain and motivate the Board of Directors and executive officers required to achieve its business objectives and increase shareholder value. CH2M HILL seeks to implement this employee ownership philosophy by closely aligning the financial interest of CH2M HILL's employees, including executive officers, with the financial interest of its shareholders.

  The outside Directors on the Compensation and Work Force Committee have the responsibility to approve the salaries and incentive compensation for the executive officers of CH2M HILL and, to recommend to the Board of Directors the Chief Executive Officer and Chairman of the Board salary and incentive compensation, including stock options for the executive officers of CH2M HILL. These determinations are made in light of individual, corporate and business unit performance, the performance or our competitors and other similar businesses, and relevant market compensation data.

  The compensation policy of CH2M HILL, which is endorsed by the Compensation and Work Force Committee, is that a substantial portion of the total compensation of executive officers be related to and contingent upon their individual contribution and performance, the performance of business units under their management, and the performance of CH2M HILL as a whole. In this way, CH2M HILL seeks to encourage continuing focus on increasing CH2M HILL's revenue, profitability and shareholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

  CH2M HILL has continued to set the annual salaries of its executive officers at or below competitive levels and continues to cause a significant portion of an executive officer's compensation to consist of annual and long term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. As a result, much of an executive officer's total compensation is "at risk" and dependent on performance during the prior fiscal year.

  An executive officer's incentive compensation may consist of cash, fully vested stock and stock options or a combination of these components. Generally, an annual bonus and stock options are given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer's respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding part of the bonuses in stock and stock options, CH2M HILL seeks to encourage individuals to remain with CH2M HILL and continue to focus on the long-term performance of CH2M HILL and on increasing shareholder value. Further, the exercise price of all stock options granted is equal to the price of the common stock on the date of grant. Therefore, such stock options only have value to the extent that the price of CH2M HILL's stock increases during the term of the stock option.

  The Compensation and Work Force Committee believes that the compensation policies, plans and programs CH2M HILL has implemented, and which the Compensation and Workforce Committee endorses, have encouraged management's focus on the long-term financial performance of CH2M HILL and have contributed to achieving CH2M HILL's technical and financial success.

Compensation Committee Interlocks and Insider Participation

  The members of CH2M HILL's Compensation and Work Force Committee of the Board of Directors are Joseph A. Ahearn, Ralph F. Cox, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Jerry D. Geist, Philip G. Hall and Barry L. Williams. All members of the Compensation and Work Force Committee except Ralph F. Cox, Jerry D. Geist and Barry L. Williams are officers of CH2M HILL.

                            EXECUTIVE COMPENSATION

  The following table sets forth information regarding annual incentive compensation for the chief executive officer and the other four most highly compensated executive officers of CH2M HILL.

Summary Compensation Table(1)

                                                   Long-Term
                            Annual Compensation   Compensation
                          ----------------------- ------------
           (a)            (b)     (c)      (d)        (g)            (i)
                                                   Securities
Name and principal                                 Underlying     All other
position                  Year Salary(2) Bonus(2)   Options    compensation(3)
------------------        ---- --------- -------- ------------ ---------------
Ralph R. Peterson ....... 1999  $471,435 $290,000    28,350        $ 9,381
 President & Chief        1998  471,138   344,802       --           9,352
 Executive Officer        1997  456,715   293,631       --          18,599

Donald S. Evans ......... 1999   305,219  185,000    24,750          6,998
 Senior Vice President    1998  305,654   148,860       --           6,874
                          1997  278,640    95,538       --           6,621

James J. Ferris ......... 1999   302,519  185,000    24,750          7,893
 Senior Vice President    1998  278,191   165,400       --           9,764
                          1997  256,868   122,264       --          73,252

Samuel H. Iapalucci ..... 1999   299,645  165,000    24,750          7,013
 Senior Vice President,   1998  308,389   190,404       --           7,147
 CFO, Secretary           1997  275,520   148,162       --          71,880

Philip G. Hall .......... 1999   305,053  110,000    17,780          8,556
 Senior Vice President    1998  316,786   128,157       --           8,112
                          1997  299,120   175,687       --          29,285

--------
(1) Certain columns have been omitted because they are not applicable to CH2M HILL.
(2) Amounts shown include compensation earned by executive officers, whether paid during or after such year, or deferred at the election of those officers.
(3) Amounts shown for 1999 include:

                                                             Group Term Life
                                                               and Split-
                                Employee          Defined      dollar Life
                                 Stock   401(k) Contribution    Insurance
                                  Plan    Plan  Pension Plan    Premiums
                                -------- ------ ------------ ---------------
   Ralph R. Peterson...........  $1,753  $1,248    $2,400        $3,980
   Donald S. Evans.............   1,563   1,248     2,400         1,787
   James J. Ferris.............   1,563   1,248     2,400         2,682
   Samuel H. Iapalucci.........   1,753   1,248     2,400         1,612
   Philip G. Hall..............   1,563   1,248     2,400         3,345

  CH2M HILL has not entered into employment agreements with its executive officers who serve at the pleasure of CH2M HILL's Board of Directors. Therefore, since compensation for executive officers is comprised of salary, bonus and other incentive compensation, some of which are based on year-end performance results, CH2M HILL does not know the aggregate amount of compensation that will be paid to its executive officers in the current fiscal year.

                     Option Grants in the Last Fiscal Year

                                                                                   Potential
                                                                                  Realizable
                                                                                   Value at
                                                                                    Assumed
                                                                                 Annual Rates
                                                                                   of Stock
                                                                                     Price
                            Number of                                            Appreciation
                           Securities    Percent of Total                         for Option
                           Underlying    Options Granted  Exercise or                Term
                         Options Granted to Employees in  Base Price  Expiration -------------
    Name                       (#)         Fiscal Year      ($/sh)       Date      5%    10%
    ----                 --------------- ---------------- ----------- ---------- ------ ------
Ralph R. Peterson.......     28,350              *           $4.31     2/12/04   33,758 74,597
Donald S. Evans.........     24,750              *           $4.31     2/12/04   29,742 65,125
James J. Ferris.........     24,750              *           $4.31     2/12/04   29,742 65,125
Samuel H. Iapalucci.....     24,750              *           $4.31     2/12/04   29,742 65,125
Philip G. Hall..........     17,780              *           $4.31     2/12/04   21,172 46,784

--------
* Less than 1%

                         Fiscal Year-End Option Values

  No options were exercised by the Chief Executive Officer and the other four most highly compensated executive officers of CH2M HILL during the fiscal year ended December 31, 1999. No options listed in this table were in-the-money at the end of the fiscal year ended December 31, 1999.

                                                         Number of Securities
                                                        Underlying Unexercised
                                                         Options at FY-End (#)
                                                       -------------------------
          Name                                         Exercisable Unexercisable
          ----                                         ----------- -------------
      Ralph R. Peterson...............................     --         28,350
      Donald S. Evans.................................     --         24,750
      James J. Ferris.................................     --         24,750
      Samuel H. Iapalucci.............................     --         24,750
      Philip G. Hall..................................     --         17,780

1999 Long-Term Incentives

  The following table sets forth information regarding long-term incentive plan opportunities that were granted to the chief executive officer and the other four most highly compensated executive officers of CH2M HILL. This long-term incentive plan was established effective January 1, 1999 and will be paid out on or after the 3-year award period ending December 31, 2001. There are no payouts in years 1999 and 2000. The payment of the awards will be 60% in common stock, valued at the date of payment, and 40% cash. The criteria for payout is based on specific long-term goals of earnings growth and strategic imperatives for CH2M HILL as well as individual goals.

                   Long-Term Incentive Awards in 1999(1)(2)

                                                     Estimated Future Payouts
                                                    Under Non-Stock Price-Based
                                                               Plans
                                                   -----------------------------
       (a)                                (c)         (d)      (e)       (f)
                                      Period Until
       Name                              Payout    Threshold  Target   Maximum
       ----                           ------------ --------- -------- ----------
   Ralph R. Peterson.................   3 years       $ 0    $542,400 $1,084,800
   Donald S. Evans...................   3 years       $ 0     171,600    343,200
   James J. Ferris...................   3 years       $ 0     174,000    348,000
   Samuel H. Iapalucci...............   3 years       $ 0     174,000    348,000
   Philip G. Hall....................   3 years       $ 0     183,000    366,000

--------
(1) Certain columns have been omitted because they are not applicable.
(2) The Target amounts for the first two years of the long-term incentive plan are adjusted to reflect 1.5 times what the Target will be when it begins the payouts in year 3 and thereafter. For example, beginning in year 3 the Target and Maximum amounts for the Chief Executive Officer and the other four most highly compensated executive officers, based on 1999 salaries, are estimated to be the following beginning in 2001:

          Name                                       Threshold  Target  Maximum
          ----                                       --------- -------- --------
      Ralph R. Peterson.............................    $ 0    $361,600 $723,200
      Donald S. Evans...............................      0     114,400  228,800
      James J. Ferris...............................      0     116,000  232,000
      Samuel H. Iapalucci...........................      0     116,000  232,000
      Philip G. Hall................................      0     122,000  244,000

Retirement Plans

  Messrs. Peterson and Hall are participants in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to 1% of 1987-1991 average base compensation (up to $150,000) multiplied by years of credited service prior to 1992 plus 1% of each year's base compensation (up to $150,000) for each year of credited service from January 1, 1992 through December 31, 1993. Plan benefits were frozen as of December 31, 1993. The estimated annual benefits payable at the earliest age when a participant may retire with an unreduced benefit (age 65) are $37,849 to Mr. Peterson, $34,955 to Mr. Hall.

  Mr. Evans is a participant in the CH2M HILL Pension Plan with respect to credited service prior to May 1, 1986 and he is a participant in the OMI Retirement Plan with respect to credited service from May 1, 1986 through December 31, 1995. The normal retirement benefits under the OMI Retirement Plan are equal to 1.5% of average compensation (up to the IRS limit) for the first 20 years of credited service plus 0.5% of average compensation (up to the IRS limit) for years of service in excess of 20. Mr. Evans' benefit under the OMI plan was frozen as of December 31, 1995 upon his transfer from employment covered by the Plan. The estimated annual benefits payable to Mr. Evans at the earliest age when a participant may retire with an unreduced benefit (age 65) are $12,771 from the CH2M HILL Pension Plan and $23,521 from the OMI Retirement Plan, or a total of $36,292.

  Mr. Ferris and Mr. Iapalucci are not participants in a CH2M HILL Pension
Plan.

Change of Control Arrangements

  The Board of Directors authorized CH2M HILL to enter into Change of Control Agreements with the Chief Executive Officer, his direct reports, employee-directors, and the General Counsel of CH2M HILL. The provisions of these agreements are described in the Certain Relationships and Related Transactions section of this Proxy Statement.

Stock Performance Graph

  The following graph shows the total shareholder return on CH2M HILL's common stock from September 7, 1999 (the date CH2M HILL's registration with the Securities and Exchange Commission became effective) until December 31, 1999, for (i) CH2M HILL's common stock, (ii) the Standard & Poor's Composite--500 Stock Index and (iii) the companies in the Environmental Financial Consulting Group's engineering/consulting industry index.

  The graph assumes the investment of $100 in CH2M HILL common stock and in each of the indexes on September 7, 1999 and reinvestment of all dividends.


                                               S&P 500
                           CH2M HILL   EFCG     Index
                           ---------  ------   -------
                  9/7/99    100.00    100.00    100.00
                 9/30/99    100.00     92.77     95.10
                10/31/99    100.00     91.94    101.12
                11/30/99    100.00     93.68    103.17
                12/31/99    100.00     97.08    109.25


Certain Relationships and Related Transactions

  Related Transaction. CH2M HILL owns a 40% interest in Dan Engineering A/S, a Dutch company. The aggregate purchase price of our interest in Dan Engineering was $255,000. Michael Y. Marcussen, who is one of our Directors, owns 40% of Dan Engineering. Dan Engineering was founded in 1985 by Mr. Marcussen and a partner and specializes in the design, construction and operation of non-ferrous metal smelting equipment and plants, particularly tin and lead smelters.

  Change of Control Agreements. The Board of Directors authorized CH2M HILL to enter into Change of Control Agreements with the Chief Executive Officer, his direct reports, employee-directors, and the General Counsel of CH2M HILL (each hereafter a "COC Executive"). The provisions of these agreements will become effective if and when there is a Change of Control (as that term is defined below) of CH2M HILL and, with respect to most benefits, only if the COC Executive is terminated within twenty four months of such Change of Control. All of the Change of Control Agreements will continue in effect through March 31, 2001. The Agreements will automatically renew for successive one-year terms unless CH2M HILL gives notice to the COC Executives that it does not intend to extend the Agreement or intends to change its terms (such notice cannot be given during the pendency of a potential Change of Control). If a Change of Control occurs, the expiration date of the Agreements will automatically extend for twenty-four months beyond the month in which the Change of Control occurs.

  Under the Change of Control Agreements, CH2M HILL will provide each COC Executive with the following benefits at the time the Change of Control event occurs:

  . Immediate vesting in all retirement plans and of all outstanding options;

  . Pro-rata payout of amounts payable under the Short Term Incentive Plan for the year of termination; and

  .  Pro-rata payout of amounts payable under the Long-Term Incentive Plan.

  CH2M HILL will provide each COC Executive with the following additional benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a Change of Control:

  . Lump-sum payment in the amount equal to 2.99 times the sum of (i) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan for the CEO and direct reports;

  . Lump-sum payment in the amount equal to 1.5 times the sum of (i) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan for the other Executives;

  . Continuation of health benefits for 36 months for CEO and direct reports and continuation for 18 months for other COC Executives.

  For purposes of the Change of Control Agreements, a "Change of Control" is defined generally to include:

  .  Acquisition of 25% (or more) of the voting securities of CH2M HILL;

  . A significant merger or consolidation where CH2M HILL shareholders hold less than 75% of all shares outstanding of the surviving company; a change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one fiscal year; and

  . Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL.

Item 2. Payroll Deduction Stock Purchase Plan

  Effective November 12, 1999, the Board of Directors adopted a Payroll Deduction Stock Purchase Plan. The purpose of the plan is to enhance shareholder value by attracting, retaining and motivating employees of CH2M HILL and its subsidiaries by providing such employees with a means to acquire an interest in CH2M HILL's success. The total number of shares of common stock of CH2M HILL that may be issued under the plan is 1,000,000 shares of common stock. The plan provides for periodic sales of the common stock of CH2M HILL through the CH2M HILL internal market to employees commencing in 2000. All employees of CH2M HILL are eligible to participate in the plan as CH2M HILL implements it through various subsidiaries. Employees who elect to participate in the plan do so by means of payroll deductions equal to not less than 1 percent and not more than 10 percent of their base salary. Employees receive a 10% discount on the market price of CH2M HILL stock purchased through the plan. Employees may discontinue their participation in the plan at any time and may withdraw all amounts withheld pursuant to PDSPP or may elect to decrease their participation at any time before the plan acquires shares on their behalf.

Since the Board of Directors believes that a payroll deduction stock purchase plan is desirable to attract, retain and motivate employees of CH2M HILL, the Board of Directors recommends that the shareholders vote FOR ratification of the payroll deduction stock purchase plan as described above.

Item 3. Appointment of Independent Certified Public Accountant

  The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, to audit the consolidated financial statements of CH2M HILL for the fiscal year ending December 31, 2000, and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

The Board of Directors recommends that you vote FOR this proposal.

Item 4. Other Business

  In addition to the proposals described above, shareholders may be asked to transact such other business that may properly come before the Annual Meeting and any postponement(s) or adjournment(s). CH2M HILL presently is not aware of any such business at the time this proxy is being sent to you.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 and related rules of the Securities and Exchange Commission require CH2M HILL's directors and executive officers to file reports of their ownership and changes in ownership of CH2M HILL common stock with the Commission. The Legal Department at CH2M HILL generally prepares these reports on the basis of information obtained from each Director and executive officer. Based on such information, CH2M HILL believes that all reports required by Section 16(a) of the Exchange Act to be filed by its Directors and executive officers during 1999 were filed on time.

Shareholder Proposals For the 2001 Annual Meeting

  Any shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders and included in CH2M HILL's proxy statement for such meeting must be received by CH2M HILL no later than January 2, 2001 in order to be considered for inclusion in CH2M HILL's Proxy Statement and form of proxy relating to that meeting. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD AS OF MARCH 31, 2000, WE WILL PROVIDE A COPY OF CH2M HILL'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUESTS SHOULD BE DIRECTED TO CH2M HILL'S SECRETARY AT CH2M HILL'S EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.


April 5, 2000

                                     PROXY

                           CH2M HILL Companies, Ltd.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 APRIL 5, 2000

The undersigned shareholder of CH2M HILL Companies, Ltd. (the "Company") hereby appoints Ralph R. Peterson, Samuel H. Iapalucci and Philip G. Hall, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 31, 2000, at the Annual Meeting of Shareholders of the Company to be held on May 8, 2000 (the "Annual Meeting") at 11 a.m. (Mountain Daylight Time) at 6060 South Willow Drive, Greenwood Village, Colorado and any adjournments or postponements thereof.

[X]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

[ ]   MARK HERE TO VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS.

1.    ELECTION OF DIRECTORS:
      [  ]   FOR the four nominees listed below, except as indicated
      [  ]   WITHHOLD AUTHORITY to vote for the four nominees listed below


If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

  Ralph R. Peterson     Susan D. King     Robert G. Card     Joseph A. Ahearn


2.    PROPOSAL TO APPROVE THE PAYROLL DEDUCTION STOCK PURCHASE PLAN ("PDSPP").

           [  ] FOR                 [  ] AGAINST               [  ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF CH2M HILL FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

           [  ] FOR                 [  ] AGAINST               [  ] ABSTAIN


Please sign exactly as name appears hereon.
Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not.


                         ______________________________________________
                         SIGNATURE(s)

                         Date: _________________, 2000